 Exhibit 10.31

FLOCK FINANCIAL, LLC	SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is executed as of this 31th of March, 2023 by and between DISTRESSED ASSET PORTFOLIO I, LLC, an Ohio limited liability company (“SPV” or “Debtor”) on the one hand, and FLOCK FINANCIAL, LLC, a Delaware limited liability company, on the other hand (hereinafter “Secured Party”).

WHEREAS, SPV and Secured Party have entered into a Joint Investment Agreement, dated as of the date hereof (the “Joint Investment Agreement”; capitalized terms used herein and not defined shall have the meanings assigned to them in the Joint Investment Agreement);

WHEREAS, pursuant to the terms of the Joint Investment Agreement, Secured Party has agreed to invest Company Funds with SPV for the purpose of jointly investing in the Investment;

WHEREAS, SPV is a single purpose entity, and has agreed to certain obligations under the Joint Investment Agreement; and

WHEREAS, Secured Party has required, as a condition precedent to the obligations of Secured Party under the Joint Investment Agreement, that Debtor (among other things) execute this Agreement to secure the payment and performance of all obligations of Debtor under the Joint Investment Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor and Secured Party hereby agree as follows:

1.            Secured Obligations. This Agreement is entered into as security for (a) all obligations of Debtor under the Joint Investment Agreement (whether monetary or otherwise and whether for Investment Proceeds, expenses, indemnity or reimbursement payments or otherwise), (b) any and all other liabilities and obligations owed by Debtor to Secured Party from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, (c) all renewals, extensions, refinancing and modifications of any of the foregoing, and (d) all reasonable costs and expenses incurred by Secured Party in connection with the exercise of its rights and remedies hereunder and under the Joint Investment Agreement (including reasonable attorneys’ fees) (collectively, “Secured Obligations”).

2.            Granting Clause. In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, (a) Debtor does hereby grant, pledge, transfer, sell, assign, convey and deliver to Secured Party a security interest in and to all of Debtor’s right, title and interest in and to all of its receivable portfolios and underlying consumer accounts and receivables attributable to and associated with the Investment that have been or will be acquired by Debtor pursuant to the Joint Investment Agreement, the Purchase Agreement and the Assignment (as the case may be), as well as any Investment Proceeds from the Investment, including, without limitation, all existing, future, and after-acquired accounts, general intangibles, instruments, investment property, chattel paper, letters of credit, letter of credit rights, contract rights, the Control Account, the Trust Account, and the rights to service, manage and cause the collection upon such Investment, together with all ancillary rights, remedies, powers and privileges in connection therewith, and all documents evidencing the foregoing and all cash and non-cash proceeds of the foregoing, including any insurance proceeds, and (b) in addition to the foregoing, SPV does hereby further grant, pledge, transfer, sell, assign, convey and deliver to Secured Party a security interest in and to all of SPV’s personal property and assets (to the extent not included in the foregoing subsection (a)), including all accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money, and all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to SPV from time to time with respect to any of the foregoing ((a) and (b), collectively, the “Collateral”)). The security interests are granted as security only and shall not subject Secured Party to, or transfer to Secured Party, or in any way affect or modify, any obligation or liability of Debtor with respect to any Collateral or any transaction in connection therewith.

FLOCK FINANCIAL, LLC	SECURITY AGREEMENT

3.            Perfection of Security Interests. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction relating to the Collateral any financing statements and amendments thereto that contain the information required by Article 9 of the UCC(as hereafter defined), including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by Debtor hereunder, without the signature of Debtor where permitted by law, including the filing of a financing statement as to SPV describing the Collateral as all assets now owned or hereafter acquired by SPV, or words of similar effect. Debtor agrees to provide all information required by Secured Party pursuant to this Section promptly to Secured Party upon request. For purposes of this Agreement, the term “UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided, however, that if any or all of the attachment, perfection, priority, or remedies with respect to a secured party’s security interest in any collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.

4.            Warranties of Title, etc. Debtor hereby: (a) covenants with Secured Party, its successors and assigns that Debtor is the lawful owner of the Collateral and has the right to sell, assign, convey and grant a security interest in same and that the Collateral is free and clear of all encumbrances and security interests; (b) warrants and covenants to forever defend the title of the Collateral unto Secured Party, its successors and assigns against the claims of all persons whosoever, whether lawful or unlawful; (c) warrants that no financing statement covering any of the Collateral or any of the proceeds therefrom is on file at any public office and that when the UCC financing statements in appropriate form are filed in the appropriate filing office, the security interests of Secured Party shall constitute valid and perfected security interests in the Collateral, prior to all other liens and rights of others therein, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, assuming the proper filing and indexing thereof; and (d) agrees, promptly upon request from Secured Party, at the expense of Debtor, to execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable in order to perfect and protect any security interest granted hereby or to Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

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FLOCK FINANCIAL, LLC	SECURITY AGREEMENT

5.            Taxes and Charges. Debtor agrees to pay all taxes, and charges levied against the Collateral and all other claims that are or may become liens against the Collateral, or any part thereof, and should default be made in the payment of the same.

6.            Non-Waiver. It is agreed that no delay in exercising any right or option given or granted hereby to Secured Party shall be construed as a waiver thereof; nor shall a single or partial exercise of any other right, power or privilege. Secured Party may permit Debtor to remedy any default, and Secured Party may waive any default without waiving any other subsequent or prior default to Debtor.

7.            Events of Default. As used in this Agreement, the terms “default” or “Security Agreement Default” shall mean (a) the occurrence of a Joint Investment Agreement Default under the Joint Investment Agreement, (b) any representation or warranty made by or on behalf of Debtor under or pursuant to this Agreement shall have been false or misleading in any material respect when made, or (c) Debtor shall fail to observe or perform any covenant or agreement set forth in this Agreement and such default shall remain uncured for fourteen (14) days or more following notice thereof.

8.            Acceleration of Liabilities. Secured Party shall have the rights set forth in the Joint Investment Agreement with respect to the acceleration of amounts payable to Secured Party thereunder.

9.            Secured Party’s Right After Default. Upon the occurrence of a Security Agreement Default, Secured Party shall have, in addition to any other rights available to it under this Agreement, the Joint Investment Agreement and applicable law, the right without further notice to Debtor to take any or all of the following actions at the same or at different times: (a) to collect all Collateral in Debtor’s name and take control of any cash or non-cash proceeds of the Collateral; (b) to enforce payment of any Collateral to prosecute any action or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowance and adjustments with respect thereto and to issue credits in the name of Debtor; and (c) to exercise other rights and remedies under this Agreement and the Joint Investment Agreement or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, expenses, cost and attorneys’ fees relating thereto, including any and all costs and expenses incurred in securing the possession of the Collateral and preparing the same for sale, shall be applied by Secured Party to the payment of the Investment, whether due or to become due, and Debtor shall remain liable to Secured Party for any deficiency.

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FLOCK FINANCIAL, LLC	SECURITY AGREEMENT

10.          General Authority. Debtor hereby irrevocably appoints Secured Party its true and lawful attorney, with full power of substitution, in the name of Debtor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at Debtor’s expense, to exercise, at any time (subject to the provision below) all or any of the following powers:

(a)	to file financing statements, financing statement amendments and continuation statements in connection with this Agreement,

(b)	to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,

(c)	to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,

(d)	to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof, and

(e)	to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral;

provided, however, that the powers described in clauses (b) through (e) above may be exercised by Secured Party only if a Security Agreement Default then exists.

11.          Successor and Assigns. All covenants and agreements herein made by Debtor shall bind it and its permitted successors and assigns, and every option, right and privilege herein reserved or granted to Secured Party shall inure to the benefit of and may be exercised by Secured Party’s successors or assigns.

12.          Modification, etc. No modification, amendment or waiver of any provision of this Agreement, any note secured hereby, nor consent to any departure by Debtor there from shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Debtor shall entitle it to any other or further notice or demand in the name, similar or other circumstances.

13.          Notices. Any notice, payment, demand, or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by postage prepaid, registered mail (airmail internationally) or (c) delivered by nationally recognized overnight courier, addressed as follows, or to such other address as such person may from time to time specify by notice to the other party:

(i)	If to Secured Party, to Secured Party at:

(ii)	If to Debtor, to Debtor at:

(iii)	Any such notice, payment, demand, or communication shall be deemed to be delivered, given, and received for all purposes hereof (A) on the date of receipt if delivered personally or by courier or (B) five (5) days after posting if transmitted by mail.

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FLOCK FINANCIAL, LLC	SECURITY AGREEMENT

14.          Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

15.          Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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FLOCK FINANCIAL, LLC	SECURITY AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has executed this Security Agreement on the day and year first above written.

SECURED PARTY:

FLOCK FINANCIAL, LLC

By:	/s/ Jeffrey M. Shaver
Name:	Jeffrey M. Shaver
Title:	CFO

DEBTOR:

SPV:

DISTRESSED ASSET PORTFOLIO I, LLC

By:	/s/ David G. Rosenberg
Name:	David G. Rosenberg
Title:	Managing Member

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